      As filed with the Securities and Exchange Commission on July 14, 2000
                                                     Registration No.333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------


                               PRIMARK CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Michigan
         (State or Other Jurisdiction of Incorporation or Organization)

                                   38-2383282
                      (I.R.S. Employer Identification No.)


                               1000 WINTER STREET
                                   SUITE 4300N
                       WALTHAM, MASSACHUSETTS 02451-1241
                                 (781) 466-6611

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)


                            MICHAEL R. KARGULA, ESQ.
                            EXECUTIVE VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                               PRIMARK CORPORATION
                         1000 WINTER STREET, SUITE 4300N
                       WALTHAM, MASSACHUSETTS 02451-1241
                                 (781) 466-6611

       (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the only Securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (X)

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                         CALCULATION OF REGISTRATION FEE

================================================================================


                                                                                      PROPOSED
                                                                   PROPOSED           MAXIMUM
  TITLE OF EACH CLASS OF SECURITIES TO           AMOUNT             MAXIMUM          AGGREGATE
            BE REGISTERED                        TO BE           OFFERING PRICE       OFFERING          AMOUNT OF
                                               REGISTERED         PER SHARE (1)       PRICE (1)      REGISTRATION FEE

Common stock, without par value                  230,770           $37.3125          $8,610,606          $2,274


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices for the common stock on July 13, 2000, as reported on the New York Stock Exchange.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDER MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING SHAREHOLDER IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED JULY 14, 2000



PROSPECTUS

                                 230,770 SHARES

                                 [PRIMARK LOGO]

                                  COMMON STOCK

         The shareholder of Primark Corporation listed under the heading "Selling Shareholder" may offer from time to time up to 230,770 shares of our common stock under this prospectus. We will not receive any of the proceeds from the sale of such shares.

         Our common stock is listed on the New York Stock Exchange and Pacific Exchange under the symbol "PMK." On July 13, 2000, the closing price of our common stock on the NYSE was $37.375 per share.

         Our principal executive offices are located at 1000 Winter Street, Suite 4300N, Waltham, Massachusetts 02451-1241. Our telephone number at such location is (781) 466-6611.

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

                                   -----------

         These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   -----------


                  The date of this prospectus is July 14, 2000.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           -----

The Company................................................................  1
Risk Factors...............................................................  1
Use of Proceeds............................................................  5
Selling Shareholder........................................................  5
Plan of Distribution.......................................................  6
Legal Matters..............................................................  7
Experts....................................................................  8
Where You Can Find More Information........................................  8

                                   THE COMPANY

         Primark is a leading global information service provider of comprehensive financial and economic information to investment, legal, accounting, banking, corporate and government customers. We develop and market "value-added" database and information products that cover established and emerging markets worldwide. Our proprietary analytical software applications provide for the analysis and presentation of financial and economic information.

         Primark entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 5, 2000, with The Thomson Corporation ("Thomson") and Marquee Acquisition Corporation ("Purchaser"), an indirect wholly owned subsidiary of Thomson. Pursuant to the Merger Agreement, on June 14, 2000, Purchaser commenced a cash tender offer (the "Tender Offer") for all of the shares of Primark common stock for $38.00 per share. The Tender Offer is subject to the conditions set forth in the Schedule TO filed by Thomson and Purchaser on June 14, 2000. The Merger Agreement provides that, as promptly as practicable after consummation of the Tender Offer and the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into Primark (the "Merger"), resulting in Primark becoming an indirect wholly owned subsidiary of Thomson. At the effective time of the Merger, each share of Primark common stock issued and outstanding (other than treasury shares, shares owned by Thomson or Purchaser and shares held by holders that perfect their dissenters' rights, if any, under Michigan law) will be converted automatically into the right to receive $38.00 in cash, or any higher price per share that may be paid in the Tender Offer.


                                  RISK FACTORS

         There can be no assurance given that the Tender Offer and the Merger will be consummated. In the event that the Tender Offer and the Merger are not consummated, an investment in Primark involves significant risks. You should consider carefully all of the information in this prospectus, including the following risk factors and warnings, before deciding whether to invest in our common stock.

TECHNOLOGICAL CHANGE MAY HARM OUR BUSINESS.

         We operate principally in the information services industry, which changes rapidly and is characterized by the continuous development of new standards and technology. Our ability to apply new technology to, and to develop new applications for, our information services businesses will be a significant factor in our ability to grow and remain competitive. Changes in the industry, such as enhancements to computer systems may make collection of data easier and lower barriers to entry into the information services industry.

         Our future success will depend significantly on our ability to continue to develop and deliver technologically advanced products and services. The cost of developing such products and services could adversely affect our future results of operations. In addition, we cannot guarantee that we will be able to respond promptly to technological changes or that our services will remain competitive with our competitors' new service offerings.

WE MAY SUFFER ADVERSE EFFECTS FROM COMPETITION WITH OTHER FINANCIAL INFORMATION OR DATABASE PROVIDERS.

         The information services industry is highly competitive and is expected to continue to be so in the future. In addition, the industry is characterized by rapid technological change and entry into the field by large and well-capitalized companies and smaller competitors. We compete, or may compete, with large, well-established information providers as well as many of the database providers from whom we obtain data for inclusion in our systems. Some of our competitors offer databases and applications similar to those offered by us and also have substantially larger customer bases, greater name recognition and greater financial, technical and marketing resources than we do.

         Technological advances or the introduction of new products and services in the information services industry could harm us. For example, the release of the EDGAR database by the SEC in late 1995:

         -     reduced demand for Disclosure/Worldscope's paper based services,

         -     allowed new competitors to enter the market at lower prices, and

         - resulted in a 6.2% decline in year over year annualized revenues for Disclosure/Worldscope as of May 31, 2000. However, within this decline was a 16.5% period to period growth in Disclosure/Worldscope's electronic business.

         We cannot guarantee that we will be able to compete successfully or that competitive pressures will not harm us.

BECAUSE OUR INTERNATIONAL OPERATIONS ARE SIGNIFICANT, WE ARE VULNERABLE TO FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES, WHICH COULD ADVERSELY AFFECT US.

         We have substantial international operations, which create special risks. The primary risk is that unfavorable foreign exchange rate changes will cause us to lose money. We earn and spend most of our money in foreign currencies, which makes us vulnerable to currency exchange rate changes. We try to reduce this risk by engaging in currency hedging transactions. However, we cannot guarantee that we will be able to continue to engage in such hedging activities on commercially satisfactory terms, if at all.

         We are also subject to the customary risks associated with international business, including:

         -     political risks,

         -     local laws and taxes,

         - the potential imposition of trade or currency exchange restrictions,

         -     tariff increases,

         -     difficulties or delays in collecting accounts receivable, and

         -     weak foreign economies.

         In 1999, international revenues and operating income, excluding restructuring charges, represented approximately 55% and 85% of total consolidated revenues and operating income, respectively.

FUTURE ACQUISITIONS MAY NOT PROVIDE THE DESIRED ECONOMIC BENEFITS.

         We have acquired several companies recently, and may acquire others in the future. Acquisitions create the following risks:

         -     they may harm our operating results,

         - we may not successfully integrate the new company into our existing businesses,

         - they may divert senior management's attention away from day-to-day affairs,

         -     there may also be unanticipated problems or liabilities, and

         - we cannot guarantee that we will identify, finance and complete future acquisitions on acceptable terms.

THE LOSS OF KEY MANAGEMENT PERSONNEL COULD ADVERSELY AFFECT OUR OPERATIONS.

         Our success depends to a significant extent upon our senior management and key employees and our ability to attract and retain key management, marketing, finance and technical personnel. The market for experienced management and highly skilled personnel is very competitive. If we lose the services of key management personnel or cannot attract and retain skilled technical personnel, we could suffer.

A DOWNTURN IN THE FINANCIAL SERVICES INDUSTRY COULD DECREASE OUR REVENUES AND PROFITS.

         Most of our business serves institutions and professionals in the financial services industry although we have corporate and governmental customers. A downturn in the financial services industry could reduce the demand for our products and, consequently, our revenues and profits.

In addition, financial institutions are continuing to consolidate. This consolidation increases the leverage of our customers to negotiate price and decreases the overall potential market for some of our services. These factors, as well as other changes occurring in the U.S. and international financial services industry, could weaken our financial position and results of operations.

OUR FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.

         This prospectus contains "forward-looking statements." These forward-looking statements, such as:

         -     our plans and strategies,

         -     our anticipation of revenues from designated markets,

         -     statements regarding the development of our businesses,

         -     the markets for our services and products,

         -     our anticipated capital expenditures, and

         - other statements contained in this prospectus regarding matters that are not historical facts,

are only predictions and estimates regarding future events and circumstances. Actual events or results may differ materially from expected events or results as a result of the risks we face. Such risks include the risks described in this section. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of their dates. We do not intend to update publicly or revise any forward-looking statements.

WE MAY INCUR SUBSTANTIALLY MORE DEBT, WHICH COULD HAVE IMPORTANT CONSEQUENCES FOR OUR SHAREHOLDERS.

         We may use our credit facility or incur additional indebtedness in the future in connection with, for example, acquisitions, the repurchase of our common stock, general corporate purposes and capital expenditures. If we incur substantial indebtedness in the future, it could have important consequences for our shareholders including the following:

         - our ability to obtain any necessary financing in the future may be limited;

         - our level of indebtedness could limit our flexibility in planning for, or reacting to, changes in our business;

         - we could be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

         - our degree of indebtedness could make us more vulnerable to a downturn in our business or the economy generally;

         - the debt service requirements of any additional indebtedness could make it more difficult for us to make payments on currently outstanding indebtedness; and

          - a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes.


                                 USE OF PROCEEDS

         All net proceeds from the sale of the shares of our common stock offered hereby will go to the selling shareholder. Accordingly, we will not receive any of the proceeds from the sales of such shares.


                               SELLING SHAREHOLDER

         We are registering all of the 230,770 shares of common stock covered by this prospectus on behalf of the selling shareholder, Fletcher International Limited, the designee of MicroStrategy Incorporated ("MSI"). In January 2000, as subsequently amended as of June 30, 2000, we entered into a sales order form with MSI for the licensing of certain software products for a potential total consideration of $10.0 million payable in cash, our common stock or a combination of both, as determined by us. We have been advised that MSI assigned the Primark common stock and MSI's rights under a related registration rights agreement to the selling shareholder. On January 25, 2000, we issued 230,770 shares of common stock to the selling shareholder in satisfaction of $6.0 million due under the sales order form. The 230,770 shares were issued at a per share price of $26.00, which was the closing price per share on the New York Stock Exchange (the "NYSE") on the trading day immediately preceding the date of issuance. Under the terms of the registration rights agreement, if the price per share at which the common stock was issued to the selling shareholder exceeds the average closing price per share of the common stock on the NYSE for the five trading days immediately preceding the effective date of the registration statement of which this prospectus forms a part, then the selling shareholder is entitled to receive an amount equal to that excess per share multiplied by the number of shares issued. This "true-up" amount may be paid in cash or our common stock, as determined by us.

         We have not had a material relationship with the selling shareholder or MSI in the past three years other than entering into the arrangements discussed above and issuing stock to the selling shareholder pursuant to those arrangements. As of July 14, 2000, the aggregate number of shares of common stock beneficially owned by the selling shareholder is 230,770. The aggregate number of shares of common stock being offered pursuant to this prospectus is 230,770. Because the selling shareholder may sell, from time to time, all or some of the common stock offered hereby, no estimate can be made of the aggregate amount of common stock that will be owned by the selling shareholder upon completion of the offering to which this prospectus relates.


                              PLAN OF DISTRIBUTION

         This prospectus relates to the offer and sale from time to time by the selling shareholder of up to 230,770 shares of our common stock. We will not receive any of the proceeds of this offering.

         The selling shareholder has informed us that it may sell the shares of common stock being offered hereby in one or more transactions effected from time to time on the NYSE or the Pacific Exchange, in special offerings, in the over-the-counter market, in negotiated transactions or through a combination of such methods of sale, in each case at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The shares of common stock may be sold by one or more of the following methods:

         - a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

         - an exchange distribution and/or a secondary distribution in accordance with the rules of the NYSE or the Pacific Exchange, as applicable; and

         - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate.

         Some or all of the shares offered hereunder also may be sold to or through an underwriter or underwriters. Any shares sold in that manner will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such shares may be offered to the public through underwriting syndicates represented by one or more managing underwriters or may be offered to the public directly by one or more underwriters. Any public offering price and any discounts or concessions allowed or disallowed or paid to dealers may be changed from time to time.

         The selling shareholder has indicated that if any of the common stock offered hereby is sold through underwriters, brokers or dealers, then the selling shareholder may pay customary brokerage commissions and charges or an underwriting discount or concession. The selling shareholder and any underwriters, brokers or dealers or other persons who participate with them in the distribution of the shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions and discounts received by such persons, or any profit on the resale of the stock by such persons, may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the delivery of the prospectus, or any prospectus supplement, nor any other action taken by Primark, the selling shareholder or any purchaser in connection with the purchase or sale of shares offered hereby shall be deemed or treated as an admission that any of them is an underwriter within the meaning of the Securities Act in connection with the sales of any shares.

         The selling shareholder has agreed to indemnify and hold harmless Primark, our officers and directors, and any other person who controls Primark within the meaning of the Securities Act and any officers of such other person with respect to any untrue statement or alleged untrue statement in, or omission or alleged omissions from, this prospectus or the registration statement of which it is a part, including amendments and supplements, if the statement or omission was made in reliance upon and in conformity with information furnished to Primark by the selling shareholder for use in the preparation of this prospectus or registration statement.

         We will pay all expenses incidental to the registration of the common stock, but will not pay selling or other expenses incurred in the offering, including the discounts and commissions of broker-dealers.

         The shares of common stock being offered hereby may also be sold by the selling shareholder pursuant to Rule 144 promulgated under the Securities Act.


                                  LEGAL MATTERS

         Michael R. Kargula, Esq., our Executive Vice President, General Counsel and Secretary, will issue an opinion about the validity of our shares of common stock. As of July 6, 2000, Mr. Kargula beneficially owned 355,476 shares of our common stock. Pursuant to a Shareholders Agreement, dated as of June 5, 2000, among Thomson, Purchaser and certain Primark shareholders, Mr. Kargula has agreed to tender his shares in the Tender Offer and has granted Thomson an irrevocable proxy to vote such shares in favor of the Merger.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from Primark's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to Primark's change in its method of accounting for derivative financial instruments to adopt Statement of Financial Accounting Standards No. 133) and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         Primark Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, and files reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, such reports, proxy statements and other information at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois at the following addresses:

         -      Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549;

         -      7 World Trade Center, Suite 1300, New York, New York 10048; and

         - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

You can obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, like us, that file electronically with the SEC. This web site can be accessed at http://www.sec.gov. Reports, proxy statements and other information concerning Primark can also be inspected at the offices of the New York Stock Exchange at Room 401, 20 Broad Street, New York, New York 10005 and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104.

         The SEC allows us to "incorporate by reference" other information that we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholder has sold all of the securities that we have registered:

         1.    Our Annual Report on Form 10-K for the year ended December 31,
               1999;

         2.    Our Quarterly Report on Form 10-Q for the period ended March 31,
               2000;

         3. Our Schedule 14D-9, filed with the SEC on June 14, 2000, as amended by Amendment No. 1 to the Schedule 14D-9, filed with the SEC on June 28, 2000; and

         4. The description of our common stock set forth in our Form 10 dated November 17, 1981, Form 8-A dated October 18, 1985, Form 8-A dated June 16, 1992 and Form 8-A dated June 20, 1997.

         We will provide without charge, upon written or oral request, a copy of any or all of the documents containing information which is incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

         Primark Corporation
         Investor Relations
         1000 Winter Street, Suite 4300N
         Waltham, Massachusetts 02451-1241
         Telephone: (781) 466-6611

         You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. The selling shareholder will not make an offer of the shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  FEES.*

     Securities and Exchange Commission Registration Fee.............   $2,274
     Printing Expenses...............................................    2,000
     Miscellaneous ..................................................    2,000
                                                                        ------

     Total...........................................................   $6,274
                                                                        ======
-----------------
* All amounts except registration fee are estimates. All fees, excluding underwriting fees and discounts, will be paid by Primark.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 561 through 571 of the Michigan Business Corporation Act (the "MBCA") contain detailed provisions concerning the indemnification of directors, officers, employees and agents against judgments, penalties, fines and amounts paid in settlement of litigation that they may incur in their capacity as such.

         Article V of our Articles of Incorporation provides that we shall indemnify any person who is or was a director or officer of Primark or is or was serving at the request of Primark as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding to the full extent provided by the MBCA from time to time in effect.

         Section 6.1 of our By-laws provides that we shall indemnify our officers, directors, employees, agents and other persons to the fullest extent to which corporations are empowered to indemnify such persons at law.

         Article VI of our Articles of Incorporation provides that our directors shall not be personally liable to Primark or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Primark or our stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for a violation of Section 551(1) of the MBCA or (iv) for any transaction from which the director derived any improper personal benefit.

         We maintain a director's and officer's liability insurance policy that covers our directors and officers for certain claims and actions incurred in the course of their duties, including, under certain circumstances, alleged violations of the Securities Act.

ITEM 16.  EXHIBITS.


 EXHIBIT
 NUMBER                           DESCRIPTION

 5.1* Opinion of Michael R. Kargula, General Counsel of Primark Corporation, regarding the legality of the shares of common stock being offered hereby.

23.1*        Consent of Deloitte & Touche LLP.

23.2*        Consent of Michael R. Kargula (included in Exhibit 5.1).

24.1* Power of Attorney (incorporated in the signature page of this Form S-3).

-----------------
*        Filed herewith.

ITEM 17.  UNDERTAKINGS.

(a)      The undersigned registrant hereby undertakes:

         (1) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on July 14, 2000.


                                           PRIMARK CORPORATION

                                           By: STEPHEN H. CURRAN
                                               --------------------------------
                                               Executive Vice President and
                                               Chief Financial Officer

                                               July 14, 2000


         The undersigned directors and officers of Primark Corporation, a Michigan corporation, hereby severally constitute and appoint Joseph E. Kasputys, Stephen H. Curran and Michael R. Kargula, and each of them, (with full power to act without the others), his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, a registration statement on Form S-3 offering for sale to the public of 230,770 shares of Primark common stock and any and all amendments (including post-effective amendments) to the registration statement on Form S-3, hereby giving and granting unto said attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully, to all intents and purposes, as he or she might or could do if personally present at the time thereof, hereby ratifying and confirming all that said attorneys and agents, or any of them, or their or his or her substitute or substitutes, may or shall lawfully do, or cause to be done, by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


          SIGNATURE                           TITLE                    DATE

/s/ JOSEPH E. KASPUTYS            Chairman, President and          July 14, 2000
-----------------------------     Chief Executive Officer
    Joseph E. Kasputys            (Principal Executive Officer)

          SIGNATURE                           TITLE                    DATE

/s/ STEPHEN H. CURRAN             Executive Vice President and     July 14, 2000
-----------------------------     Chief Financial Officer
    Stephen H. Curran


/s/ KEVIN J. BRADLEY              Director                         July 1, 2000
-----------------------------
    Kevin J. Bradley


/s/ JOHN C. HOLT                  Director                         July 14, 2000
-----------------------------
    John C. Holt


/s/ STEVEN LAZARUS                Director                         July 6, 2000
-----------------------------
    Steven Lazarus


/s/ PATRICIA McGINNIS             Director                         July 14, 2000
-----------------------------
    Patricia McGinnis


/s/ JONATHAN NEWCOMB              Director                         July 14, 2000
-----------------------------
    Jonathan Newcomb


/s/ CONSTANCE K. WEAVER           Director                         July 14, 2000
-----------------------------
    Constance K. Weaver

                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER                          DESCRIPTION

 5.1* Opinion of Michael R. Kargula, General Counsel of Primark Corporation, regarding the legality of the shares of common stock being offered hereby.

23.1*        Consent of Deloitte & Touche LLP.

23.2*        Consent of Michael R. Kargula (included in Exhibit 5.1).

24.1*        Power of Attorney (incorporated in the signature page of this
             Form S-3).
-----------------
*        Filed herewith.